JPMorgan China Region Fund, Inc. Annual Stockholder Meeting
Meeting Date: 5/14/2015 11:00:00 AM

JPMorgan China Region Fund, Inc.
Meeting Quorum has been reached
Final Report
Results shown as NON ECHO'ed even where applicable

1.01: Election of Director The Rt. Hon. The Earl of Cromer. - Director / Trustee

Vote: Routine
Echo: No
Mtg Quorum: 50% O/S
Vote Req: 50% O/S
In Favor Req: 10% VOT

For:
Required Vote  538,485.16
Current Vote   5,177,498.83
% O/S              80.30%
% VOT              96.15%

Against/Withhold:
Current Vote  207,352.78
% O/S    3.22%
% VOT     3.85%

Abstain:
Current Vote  0
% O/S       0.00%
% VOT    0.00%

BNV:
Current Vote     0
% O/S      0.00%
% VOT   0.00%

    Total Voted:
Required Vote  3,223,818.50
Current Vote    5,384,851.60
% O/S       83.52%
% VOT      100.00%

Needed for Vote Req: (2,161,033.104) Shares Voted: 83.517%
Needed for In Favor Req: (4,639,013.668) Affirmative Shares In Favor: 0.000% 96.149%

  Outstanding Shares:
  6,447,637.00

1.02: Election of Director Simon J. Crinage. - Director / Trustee

ote: Routine
Echo: No
Mtg Quorum: 50% O/S
Vote Req: 50% O/S
In Favor Req: 10% VOT

For:
Required Vote      538,485.16
Current Vote    5,171,924.07
% O/S       80.21%
96.05%

Against/Withhold:
Current Vote      212,927.53
% O/S       3.30%
  3.95%

Abstain:
Current Vote            0
% O/S       0.00%
% VOT   0.00%

BNV:
Current Vote            0
% O/S       0.00%
% VOT   0.00%

Total Voted:
Required Vote    3,223,818.50
Current Vote    5,384,851.60
% O/S      83.52%
% VOT 100.00%

Needed for Vote Req: (2,161,033.104) Shares Voted: 83.517%
Needed for In Favor Req: (4,633,438.912) Affirmative Shares In Favor: 0.000% 96.046%

Outstanding Shares:
  6,447,637.00